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                                     FORM OF
                              AMENDMENT NUMBER 3 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

        Pursuant to the Transfer Agency and Service Agreement between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of November 1, 2001, the new series listed below (the "Series") are hereby included as new Funds in accordance with the Additional Funds provision of
Section 10 of the Agreement. All provisions in the Agreement shall apply to the Series.

          -    The Hartford Aggressive Growth Allocation Fund

          -    The Hartford Balanced Allocation Fund

          -    The Hartford Conservative Allocation Fund

          -    The Hartford Growth Allocation Fund

          -    The Hartford Income Allocation Fund

                             THE HARTFORD MUTUAL FUNDS, INC.

                             By:    ____________________________________________
                                    David M. Znamierowski
                                    President

                             HARTFORD ADMINISTRATIVE SERVICES COMPANY

                             By:    ____________________________________________
                                    David M. Znamierowski
                                    Senior Vice President

Effective Date: ______________, 2004